Exhibit 4.3

                          CERTIFICATE OF DESIGNATIONS,
                  PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS
                     OF SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                               USOL HOLDINGS, INC.
                     (F/K/A FIRSTLINK COMMUNICATIONS, INC.)

         1. DESIGNATION. This resolution shall provide for a single series of convertible preferred stock, the designation of which shall be the Series B Convertible Preferred Stock (hereinafter the "Series B Preferred Stock") and the number of authorized shares constituting the Series B Preferred Stock is 300,000. The stated value of each share of Series B Preferred Stock is twenty-five dollars ($25.00). The number of authorized shares of Series B Preferred Stock may be reduced or increased by a further resolution duly adopted by the Board of Directors of the Corporation and by the filing of an amendment to the Corporation's Articles of Incorporation pursuant to the provisions of the Oregon Business Corporation Act stating that such reduction or increase has been so authorized.

         2. VOTING. Except as required by law, the shares of the Series B Preferred Stock shall not have any voting powers, either general or special, except as provided in this Section 2:

                  (a) Except as set forth herein or as otherwise required by law, each outstanding share of Series B Preferred Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Series B Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided that the holders of Series B Preferred Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Series B Preferred Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Common Stock or would otherwise be treated differently from shares of Common Stock in connection with such transaction, except that shares of Series B Preferred Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Series B Preferred Stock is convertible into Common Stock and (ii) all other consideration is equal on a per share basis. Notwithstanding the foregoing, holders of the shares of the Series B Preferred Stock shall be entitled to vote as a separate class on any amendment to this
Section 2(a) and any amendment, repeal or modification of any provision of this Articles of Incorporation that adversely affects the powers, preferences or special rights of holders of the Series B Preferred Stock.

                  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock, and, together with the Series B Preferred Stock, the "Preferred Stock") and Series B Preferred Stock shall be entitled to share ratably, share and share alike, in the remaining net assets of the Corporation.

                  (b) Subject to Section 10 herein, the Board of Directors without the vote of the holders of shares of the Series B Preferred Stock may authorize and issue additional shares of Common Stock and preferred stock ranking junior as to dividends and upon liquidation to the shares of the Series B Preferred Stock. No class or series of equity securities of the Corporation may rank senior to or equal in right with the Series B Preferred Stock as to dividends or upon liquidation except for the Series A Preferred Stock which shall be equal in right.

                  (c) Notwithstanding anything to the contrary in Section 554(3) of the Oregon Business Corporation Act, the holders of the Series B Preferred Stock shall be entitled to dissenters' rights pursuant to, and to the fullest extent permitted by, Section 554(1) of said Oregon Business Corporation Act in the event of a merger or consolidation in which the Corporation is a constituent corporation or the sale of substantially all of the assets of the Corporation.



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         3.       DIVIDENDS.

                  (a) Rate. Holders of Series B Preferred Stock shall be entitled to receive, out of any funds of the Corporation legally available for that purpose, cumulative dividends from the date of issuance at the rate of 12% per year of the Liquidation Preference (as defined in Section 5(a) below), for each calendar quarter (pro-rated for partial quarters, based upon a 90 day quarter of three 30-day months) (each such calendar quarter, a "Dividend Period") payable in arrears in cash, or, at the option of the Corporation, in shares of its Common Stock (with cash in lieu of fractional shares) based on the determination of Fair Value (as defined in Section 4(e)(viii) below) on the last day of December, March, June and September of each year commencing December 31, 1999 (each such date being hereinafter individually referred to as the "Dividend Payment Date," and collectively as the "Dividend Payment Dates"); provided, that no Regulated Stockholder (as defined in Section 4(a)(iv) below) shall be required to receive any shares of Common Stock pursuant to this Section 3(a) to the extent that immediately prior to payment of such dividend, or as a result of such dividend, the number of shares of Common Stock which constitute Restricted Stock (as defined in Section 4(iv) below) held by all holders thereof would exceed the number of shares of Common Stock with such Regulated Stockholder reasonably determines it and its Affiliates (as defined in Section 4(a)(iv) below) may own, control or have the power or vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its Affiliates and such Regulated Stockholder shall be entitled to receive cash in lieu of such dividend payable in shares of Common Stock. Should the Corporation in its discretion determine to pay said dividends in shares of Common Stock for any Dividend Period, then all such accrued and unpaid dividends shall be paid in shares of Common Stock at the first to occur of the next Dividend Payment Date or the time of conversion of the Series B Preferred Stock, such that upon such Dividend Payment Date or such conversion of the Series B Preferred Stock by the holder thereof, the Corporation shall pay all accrued and unpaid dividends owed for such Dividend Period as of the date of such conversion on all then converted shares. Each such dividend shall be paid to the holders of record of the Series B Preferred Stock as they appear on the books of the Corporation on the record date which shall be not less than 30 days prior to the related Dividend Payment Date. Additional dividends, at an annual rate of 12%, shall accrue in respect of, and compound on, any dividends in arrears and may be payable at any time in the discretion of the Corporation.

                  (b) Dividends on Common Stock. No dividends (other than those payable solely in Common Stock) shall be paid with respect to the Common Stock or any series of preferred stock ranking junior to the Series B Preferred Stock and the Series A Preferred Stock, which shall be pari passu with the Series B Preferred Stock with respect to dividends, during any fiscal year of the Corporation unless all due and unpaid dividends and the annual current dividend on the shares of Series B Preferred Stock and the Series A Preferred Stock for the then current and all prior Dividend Periods shall have been declared and paid in cash. If dividends are paid partly in cash and partly in Common Stock with respect to the Common Stock or any series of preferred stock ranking junior to the Series A Preferred Stock and the Series B Preferred Stock, then all due and unpaid dividends and the annual current dividend on the shares of Series A Preferred Stock and the Series B Preferred Stock for the then current Dividend Period and all prior Dividend Periods shall have been declared and paid either in cash or in the same proportion of cash and Common Stock proposed to be paid to holders of Common Stock and any series of preferred stock ranking junior to the Series A Preferred Stock and the Series B Preferred Stock provided, that no Regulated Stockholder shall be required to receive any shares of Common Stock pursuant to this Section 3(b) to the extent that immediately prior to payment of such dividend, or as a result of such dividend, the number of shares of Common Stock which constitute Restricted Stock held by all holders thereof would exceed the number of shares of Common Stock with such Regulated Stockholder reasonably determines it and its Affiliates may own, control or have the power or vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its Affiliates and such Regulated Stockholder shall be entitled to receive cash in lieu of such dividend payable in shares of Common Stock. No shares of Common Stock or any series of preferred stock ranking junior to the Series B Preferred Stock and the Series A Preferred Stock shall be purchased, redeemed or acquired by the Corporation, and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof except in transactions with employees of the Corporation aggregating not more than $100,000.00 per year.

                  (c) Limitation on Amount of Dividends. Holders of shares of the Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each

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Dividend  Period  (including  any dividends in arrears as provided  herein),  as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any Dividend Payment or Dividend Payments which may be in arrears.

                  (d) Parity of Dividend Payments. When dividends are not paid in full upon the Series B Preferred Stock and the shares of any other series of capital stock ranking on a parity as to dividends with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and such other series shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and such other series of capital stock shall in all cases bear to each other the same ratio that full dividends, for the then-current and all prior Dividend Periods, per share on the Series B
Preferred Stock and full dividends, including required or permitted accumulations, if any, on such other series of capital stock, bear to each other.

         4.       Conversion.

                  The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a)      Automatic Conversion; Optional Conversion; Conversion
                           Price.

                           (i)      Automatic   Conversion.  Beginning  July 21,
2001, each share of the Series B Preferred Stock, without any action or payment of additional consideration on the part of the Holder thereof, on the earliest of (1) the closing of a firm commitment public offering after such date pursuant to which the Corporation offers its equity securities for gross proceeds to the Corporation in an amount equal to or greater than $40,000,000,
(2) the day that the closing sales price of the Common Stock on a national securities exchange or the Nasdaq Stock Market is equal to or greater than $10.00 per share for 15 consecutive trading days (taking into account any stock split or reverse stock split or any other adjustments to the number of shares of Common Stock outstanding after July 21, 1999, the "Reference Date") or (3) the seventh anniversary of the Reference Date, provided that the Common Stock is then trading at more than $2.00 per share, taking into account any stock split or reverse stock split or any other adjustments to the number of shares of Common Stock outstanding after the Reference Date, shall convert automatically as provided in Section 4(j) into fully paid and non-assessable shares of Common Stock or Series A Preferred Stock (with cash paid in lieu of fractional shares), having the powers, relative participating rights and the qualifications, limitations or restrictions of holders of Common Stock or Series A Preferred Stock, as applicable, as set forth in the Corporation's Articles of Incorporation and Bylaws, at the Conversion Price (as defined below); provided, that no Regulated Stockholder shall be required to convert any shares of its Series B Preferred Stock into Common Stock or Series A Preferred Stock pursuant to this Section 4(a) to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Common Stock or Series A Preferred Stock which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of Common Stock or Series A Preferred Stock which such Regulated Stockholder reasonably determines it and its Affiliates may own, control or have the power or vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its Affiliates.

                           (ii)     Optional  Conversion.  At any time,  holders
of Series B Preferred Stock may elect to convert, in whole or in part, their Series B Preferred Stock into fully paid and non-assessable shares of (A) Common Stock (with cash paid in lieu of fractional shares) at the Conversion Price by following the procedures set forth in Section 4(j) hereof or (B) Series A Preferred Stock at a one to one ratio; provided, however, that Series B Preferred Stock constituting Restricted Stock may not be converted into Common Stock or Series A Preferred Stock to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Common Stock or Series A Preferred Stock which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of Common Stock or Series A Preferred Stock which such Regulated Stockholder reasonably determines it and its Affiliates may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its Affiliates; and, provided, further, that each holder of Series B Preferred Stock may convert such shares into Common Stock or Series A Preferred Stock if such holder reasonably believes that such converted shares will be transferred within fifteen (15) days or already have been transferred pursuant to a Conversion Event (defined below) and such holder agrees not to vote any such shares of Common Stock or Series A Preferred Stock prior to such Conversion Event and undertakes to promptly convert such shares back into Series B Preferred Stock if such shares are not transferred pursuant to a Conversion Event. Each Regulated Stockholder may


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provide for further restrictions upon the conversion of any shares of Restricted
Stock by providing the Corporation with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

                           (iii) Conversion Price. The "Conversion  Price" shall
initially be $2.00 per share. The number of shares of common Stock issuable upon conversion is the Liquidation Preference divided by the then applicable
Conversion Price, as adjusted from time to time as provided in Section 4(e), multiplied by the number of shares of Series B Preferred Stock converted.

                  Notwithstanding any provision of this Section 4(a)(iii) to the contrary, each holder of Series B Preferred Stock shall be entitled to convert shares of Series B Preferred Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Series B Preferred Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Series B Preferred Stock so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence. If any shares of Series B Preferred Stock are converted into shares of Common Stock or Series A Preferred Stock in connection with a Conversion Event and such shares of Common Stock or Series A Preferred Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Common Stock or Series A Preferred Stock shall be promptly converted back into the same number of shares of Series B Preferred Stock.

                           (iv)     Defined   terms.   For   purposes  of   this
Certificate  of   Designations,  the  following  terms shall  be  defined as set forth below:

                                    1.  "Affiliate"  shall mean with  respect to
                  any Person, any other person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                                    2.  "Conversion  Event"  shall  mean (a) any
                  public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, prior to such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, prior to such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Series B Preferred Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, and
                  (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction (but without taking into account the Restricted Stock converted by the Regulated Holder), a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof).

                                    3. "Regulated Stockholder" shall mean any stockholder (i) that, directly or indirectly, due to its ownership by an entity subject to Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such regulation) ("Regulation Y"), is itself subject to the provisions of Regulation Y and (ii) that holds Preferred Stock or Common Stock of the Corporation.

                                    4. "Restricted Stock" means, with respect to
                  any Regulated Stockholder, any outstanding shares of Common Stock and/or Series A Preferred Stock and/or Series B Preferred Stock ever held of record by such Regulated Stockholder or its Affiliates, excluding treasury shares; provided, however, that any such shares shall cease to be Restricted Stock when such shares are transferred in a transaction which is a Conversion Event or are acquired by the Corporation or any subsidiary of the Corporation; and provided, further, that the Corporation shall have no responsibility for determining whether any outstanding shares of Common Stock and/or Series B Preferred Stock constitute Restricted Stock with respect to any particular Regulated Stockholder, but shall instead be entitled to receive, and rely exclusively upon, a written notice provided by such Regulated Stockholder designating such shares as Restricted Stock.

                  (b) Issuance of Shares of Common Stock or Other Securities on Conversion.

                           (i)      Pursuant   to  Section  4(j)  herein,    the
Corporation shall issue, at its expense, and shall deliver to such holder of Series B Preferred Stock ("Holder"), (i) a certificate or certificates for the number of full shares of Common Stock or Series A Preferred Stock issuable upon the conversion of the Series B Preferred Stock, and (ii) cash in lieu of fractional shares as provided in Section 4(d).

                           (ii)  Such  conversion  shall be  deemed to have been
effected immediately prior to the close of business on the Conversion Date (as defined in Section 4(j)(iii)), and at such time the rights of the Holder shall cease and the Holder shall be deemed to have become the holder or holders of record of the shares of Common Stock or Series A Preferred Stock issued upon conversion.

                  (c) No Adjustments for Dividends. No payment or adjustment shall be made by or on behalf of the Corporation on account of any dividends on the Common Stock issued upon such conversion which were declared for payment to holders of Common Stock of record as of a date prior to the Conversion Date.

                  (d) Cash Payment in Lieu of Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of the Series B Preferred Stock. In lieu of any fraction of a share of Common Stock to which the Holder would otherwise be entitled upon conversion of the Series B Preferred Stock, the Corporation shall pay a cash adjustment for such fraction in an amount equal to the same fraction of the Fair Value per share of Common Stock at the close of business on the Conversion Date.

                  (e)      Adjustment of Conversion Price of Common Stock.

                           (i)      Except  as  provided  in Section  4(e)(vii),
in case, at any time or from time to time after the Reference Date, the Corporation shall issue or sell any shares of any class of common stock for a consideration per share less than the Fair Value (as defined in Section 4(e)(viii) below), then forthwith upon such issue or sale the Conversion Price in effect immediately prior to such issue or sale shall be reduced to a price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect prior to the adjustment by a fraction determined by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Fair Value per share of Common Stock immediately prior to such issue or sale, and (2) the consideration, if any, received by the Corporation upon such issue or sale, by
(B) the total number of shares of Common Stock outstanding immediately after such issue or sale multiplied by the Fair Value per share of Common Stock immediately prior to such issue or sale. No adjustment of the Conversion Price, however, shall be made in an amount less than one cent per share, but any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to two cents per share or more.


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                           (ii)     For the purposes of Subsection 4(e)(i)above,
 the following paragraphs (1) to (6), inclusive, shall also be applicable:

                                    (1) In  case  at any  time  the  Corporation
                  shall grant any rights to subscribe for, or any rights or options or warrants to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options or warrants, plus the maximum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of any such rights or options or warrants which relate to such Convertible Securities, the maximum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Fair Value in effect immediately prior to the time of the granting of such rights or options or warrants, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share and the current Conversion Price shall be adjusted as provided in Subsection 4(e)(i) above. Except as provided in Subsection 4(e)(v), no further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, if at any time on or after the Reference Date the Corporation shall grant, issue or sell any options or rights to purchase stock, warrants, securities or other property pro rata to the holders of Common Stock of all classes ("Purchase Rights"), then each Holder shall be entitled (but not obligated) to acquire, in lieu of any other adjustment provided for in this Subsection 4(e) and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock immediately prior to the time or times at which the Corporation granted, issued or sold such Purchase Rights.

                                    (2) In  case  at any  time  the  Corporation
                  shall issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Fair Value immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share and the Conversion Price shall be adjusted as provided in Subsection 4(e)(i) above, provided that (x) except as provided in Subsection 4(e)(v), no further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of Subsection 4(e)(ii), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                                    (3) With  respect to any  dividend  or other
                  distribution upon any stock of the Corporation payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration and the Conversion Price shall be adjusted as provided in Subsection 4(e)(i) above.

                                    (4) In case at any time any shares of Common
                  Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation in good faith, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Corporation, the amount of consideration therefor shall be deemed to be the fair value of the assets of such merged corporation as determined by the Board of Directors of the Corporation in good faith after deducting therefrom all cash and other consideration (if any) paid by the Corporation in connection with such merger.

                                    (5) In  case  at any  time  the  Corporation
                  shall take a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (B) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                                    (6) The  number of  shares  of Common  Stock
                  outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its subsidiaries, but the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of Subsection 4(e).

                           (iii) In the event  that the  Corporation  shall make
any distribution of its assets upon or with respect to its Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of current earnings or any surplus legally available for dividends under the laws of the state of incorporation of the Corporation, the Holder shall, if the Conversion Date is after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the shares subscribed for, the amount of such assets (or, at the option of the Corporation, a sum equal to the fair value thereof at the time of distribution as determined by the Board of Directors of the Corporation in good faith) which would have been distributed to such Holder if the Conversion Date had occurred immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

                           (iv)  In  case  at any  time  the  Corporation  shall
subdivide its outstanding shares of Common Stock into a greater number of shares or upon any issuance by the Corporation of a greater number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common

Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares or upon any issuance by the Corporation of a lesser number of shares of Common Stock in a pro rata exchange for all of its outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                           (v)      If the  purchase  price  provided for in any
right or option referred to in paragraph (1) of Subsection 4(e)(ii), or the rate at which any Convertible Securities referred to in paragraphs (1) or (2) of said Subsection 4(e)(ii) are convertible into or exchangeable for Common Stock, shall change or a different purchase price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution), then, upon such change becoming effective, the Conversion Price then in effect hereunder shall forthwith be increased or decreased to such Conversion Price as would have obtained had the adjustments made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of (1) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (2) the granting or issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Corporation therefor and to be received on the basis of such changed price. On the expiration of any right or option referred to in paragraph (1) of Subsection 4(e)(ii), or on the termination of any right to convert or exchange any Convertible Securities referred to in paragraphs (1) or (2) of said Subsection 4(e)(ii), the Conversion Price shall forthwith be readjusted to such amount as would have obtained had the adjustment made upon the granting or issuance of such rights or options or Convertible Securities been made upon the basis of the issuance or sale of only the number of shares of Common Stock actually issued upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any such right or option, or the rate at which any such Convertible Securities are convertible into or exchangeable for Common Stock, shall change at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Conversion Price then in effect hereunder shall forthwith be decreased to such Conversion Price as would have obtained had the adjustments made upon the issuance of such right or option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

                           (vi) For so long as  shares  of  Series  B  Preferred
Stock are issued and outstanding, the Corporation may not consolidate or merge with or into another person, unless (i) the Corporation is the surviving entity, or the person formed by or surviving any such consolidation or merger (if other than the Corporation) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; and
(ii) the Series B Preferred Stock shall be converted or exchanged for and shall become shares of such successor, transferee or resulting person having in respect of such successor, transferee or successor person the same powers, preferences, and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction.

                           (vii)  The  following  events  shall  not  effect  an
adjustment to the Conversion Price
pursuant to this Section 4(e):

                                    (1) The  issuance  of  Common  Stock  by the
                  Corporation upon the conversion of the Series B Preferred Stock or the Series A Preferred Stock;

                                    (2)  The  issuance  of  options  to  acquire
                  shares of Common Stock not to exceed 10% of the outstanding shares of Common Stock, on a fully diluted basis, as of the effective date of this Certificate, from time to time issuable or issued to employees, consultants or directors of the Corporation granted or to be granted with the approval of the Board of Directors of the Corporation and the Common Stock issuable or issued upon exercise thereof;

                                    (3) The  issuance  of  warrants  to  acquire
                  1,500,000 shares of Common Stock to be issued by the Corporation in exchange for identical warrants issued by USOL Holdings, Inc., a Delaware corporation ("USOL") to former creditors of U.S. Online Communications, Inc. in connection with the sale of assets to USOL and the issuance by the Corporation of Common Stock issuable or issued upon exercise thereof;

                                    (4) The issuance of 3,175,000 shares of USOL
                  Common Stock in connection with the merger between USOL and the Corporation;

                                    (5) The  issuance  of  warrants  to  acquire
                  325,000 shares of Common Stock to be issued by the Corporation in exchange for identical warrants issued by USOL to GMAC Commercial Mortgage Corporation in connection with the sale of assets to USOL and the issuance by the Corporation of Common Stock issuable or issued upon exercise thereof; and

                                    (6) The  issuance  of  warrants  to  acquire
                  259,000 shares of Common Stock to be issued to Amstar Capital Group or its affiliates, in connection with any financial advisory arrangements and the issuance by the Corporation of Common Stock issuable or issued upon exercise thereof.

                           (viii)  "Fair  Value"  of the  Common  Stock  as of a
particular date shall mean the average of the daily closing prices for the preceding twenty trading days before the day in question. The closing price for each day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System. If no price can be determined by the foregoing method, "Fair Value" shall mean the fair value thereof as determined by mutual agreement reached by the Corporation and the holders of a majority of the shares of Series B Preferred Stock and Series A Preferred Stock (the "Majority of the Holders") or, in the event the parties are unable to agree, an opinion of an independent investment banking firm or firms in accordance with the following procedure. In the case of any event which gives rise to a requirement to determine "Fair Value" hereunder, the Corporation shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable, but in any event within twenty (20) days following such event and if the procedures contemplated herein in connection with determining Fair Value have not been complied with fully, then any such determination of Fair Value for any purpose hereunder shall be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. Upon the occurrence of an event requiring the determination of Fair Value, the Corporation shall give the holders of Series B Preferred Stock and Series A Preferred Stock notice of such event, and the Corporation and the holders of Series B Preferred Stock and Series A Preferred Stock shall engage in direct good faith discussions to arrive at a mutually agreeable determination of Fair Value. In the event the Corporation and the Majority of the Holders are unable to arrive at a mutually agreeable determination within thirty (30) days of the notice, an independent investment banking firm of national standing selected by the Corporation shall make such determination and render such opinion. The determination so made shall be conclusive and binding on the Corporation and the holders of Series B Preferred Stock and Series A Preferred Stock. The fees and expenses of the investment banking firm retained for such purpose shall be shared equally by the Corporation and the holders of Series B Preferred Stock and Series A Preferred Stock.

                           (ix) If at any time or from  time to time  conditions
arise by reason of action taken by the Corporation which are not adequately covered by the provisions of Subsection 4(e), and which might materially and adversely affect the exercise rights of the Holders of Series B Preferred Stock and Series A Preferred Stock, upon the request of at least a Majority of the Holders, the Corporation shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Corporation), which shall give their opinion upon the adjustment, if any, of the number of shares issuable upon the conversion of the Series B Preferred Stock and Series A Preferred Stock, on a basis consistent with the standards established in the other provisions of Subsection 4(e), necessary in order to preserve without diminution the rights of the Holders of the Series B Preferred Stock and Series A Preferred Stock. Upon receipt of such opinion, the Board of Directors shall forthwith make the adjustments, if any, described therein.

                  (f) Covenant to Reserve Shares of Common Stock and Series A Preferred Stock for Conversion.

                           (i)      The   Corporation   covenants   that it will
reserve and keep available out of its authorized Common Stock and Series A Preferred Stock and/or shares of its Common Stock and Series A Preferred Stock then owned or held by or for the account of the Corporation, solely for the purpose of delivery upon conversion of the Series B Preferred Stock as herein provided, such number of shares of Common Stock or Series A Preferred Stock as shall then be deliverable upon the conversion of the Series B Preferred Stock. All shares of Common Stock and Series A Preferred Stock which shall be so deliverable shall be duly and validly issued and fully paid and nonassessable.

                           (ii)     Before  taking any action  which would cause
an adjustment reducing the Conversion Price at any time in effect below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation shall take any corporate action which may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such Conversion Price as so adjusted.

                  (g) Compliance with Governmental Requirements. If any shares of Common Stock or Series A Preferred Stock required to be reserved for purposes of conversion of the Series B Preferred Stock hereunder require registration with or approval of any governmental authority under any federal or state law, or listing upon any national securities exchange, before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

                  (h) Notice of Change of Conversion Price of Common Stock. Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly deliver to each Holder a certificate of a firm of independent public accountants of national standing (who may be the accountants regularly employed by the Corporation) selected by the Board of Directors of the Corporation setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (i)      Notice of Taking of Certain Actions. In case:

                           (i)      the  Corporation  shall  declare  a dividend
(or any other distribution) on its Common Stock payable otherwise than out of its earned surplus; or

                           (ii)     the   Corporation   shall   authorize    the
granting to holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                           (iii)    of    any    capital    reorganization    or
reclassification of the capital stock of the Corporation or of any consolidation or merger of the Corporation with another corporation, or of the sale of all or substantially all of its assets to another corporation which is to be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or other assets with respect to or in exchange for Common Stock; or

                           (iv)     of the voluntary or involuntary dissolution,
liquidation or winding up of the Corporation; or

                           (v) of any other action  requiring  adjustment to the
Conversion Price.

then the Corporation shall promptly cause to be mailed to each Holder at its last address as set forth on the stock transfer records of the Corporation, at least 14 days prior to the applicable record date hereinafter specified, a notice stating (1) the date on which a record is to be taken for the purpose of such dividend or distribution of rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record would be entitled to such dividend or distribution of rights, or (2) the date on which such capital reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other assets deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up.

         The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated
Stockholder (other than any such stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this Section 4(i)), unless the Corporation gives written notice (the "Deferral Notice") of such action to each Regulated Stockholder. The Corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of twenty (20) days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of Common Stock, it shall notify the Corporation in writing within ten (10) days of the issuance of the Deferral Notice, in which case the Corporation shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Stockholder holding shares of each proposed conversion, and (ii) effect the conversions requested by all Regulated Stockholders in response to the notice issued pursuant to this Section 4(i) at the end of the Deferral Period. Upon complying with the procedures hereinabove set forth in this Section 4(i), the Corporation may so convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares.

         The Corporation shall not redeem, purchase, acquire or take any other action affecting outstanding shares of Series B Preferred Stock if, after giving effect to such redemption, purchase, acquisition or other action, a Regulated Stockholder would own more than 4.9% of any class of voting securities of the Corporation (other than any class of voting securities which is (or is made prior to any such redemption, purchase, acquisition or other action) convertible into a class of non-voting securities which are otherwise identical to the voting securities and convertible into such voting securities on terms reasonably acceptable to such Regulated Stockholder) or more than 24.9% of the total equity of the Corporation or more than 24.9% of the total value of all capital stock of the Corporation (in each case determined by assuming such Regulated Holder (but no other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities) unless the Corporation gives the Deferral Notice set forth in the immediately preceding paragraph.

                  (j)      Mechanics of Conversion.

                           (i)      Optional  Conversion.  In   order to convert
Series  B  Preferred  Stock  into  full  shares  of Common  Stock or  Series   A
Preferred Stock, a Holder shall deliver, no later than 11:00 a.m., Pacific Standard Time on the business day next preceding the Conversion Date, to the office of the Corporation's designated transfer agent for the Series B Preferred Stock (the "Transfer Agent") (1) a fully executed notice of conversion ("Notice of Conversion"), and (2) the original certificate or certificates evidencing the Series B Preferred Stock being converted (a "Certificate"), duly endorsed.

                           (ii)     Automatic  Conversion. Upon the satisfaction
of the conditions set forth in Section 4(a) above, the Corporation shall, by notice to the Holders of Series B Preferred Stock (the "Automatic Conversion Notice"), require such Holders to convert all shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock at the applicable Conversion Price. Such notice shall be delivered by first class mail, postage prepaid, shall be given to the holders of record of the Series B Preferred Stock to be converted, addressed to such holders at their last addresses as shown on the Corporation's stock transfer ledger. Such notice of conversion shall specify the date fixed for conversion; the then effective Conversion Price; that accumulated but unpaid dividends to the date fixed for conversion will be paid, at the Corporation's election in cash or in a number of shares of Common Stock equal to the dividend amount divided by the Conversion Price on the date fixed for conversion (which shall be within thirty (30) days of the notice); and that on and after the Conversion Date, dividends will cease to accumulate on such shares. Tender of shares of Series B Preferred Stock by Holder shall be required for conversion. Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not a Holder of the Series B Preferred Stock receives such notice; and failure so to give such notice or any defect in such notice, shall not affect the validity of the proceedings for the conversion.

                           (iii)    Conversion  Date.   The   Conversion    Date
shall be deemed to be (a) for an optional conversion, the date the Notice of Conversion and the original Certificates representing the Series B Preferred Stock to be converted are surrendered to the Transfer Agent or (b) for an automatic conversion, the date specified by the Corporation in the Automatic Conversion Notice delivered to the Holder.

                           (iv)     Issuance of Common  Stock  within  Three (3)
Business Days. Upon receipt of the original Certificates representing the Series B Preferred Stock to be converted, the Corporation shall use its reasonable best efforts to cause the Transfer Agent to issue the appropriate number of shares of Common Stock or Series A Preferred Stock, and to send Certificates representing such shares, postage prepaid, to each Holder at each such Holder's address as it appears on the stock record books of the transfer agent, no later than three (3) business days thereafter.

                           (v)      Lost  or Stolen  Certificates.  Within three
(3) business days after receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of a certificate or certificates representing the Series B Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation and the Transfer Agent, and upon surrender and cancellation of the Series B Preferred Stock certificate or certificates, if mutilated, the Corporation shall use its reasonable best efforts to cause the execution and delivery of new Series B Preferred Stock of like tenor and date. The Corporation shall not be required to deliver new Series B Preferred Stock if the request for replacement is made contemporaneously with the conversion or redemption of such Series B Preferred Stock.

         5.       RIGHTS ON LIQUIDATION.

                  (a) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Holders of the shares of the Series B Preferred Stock and the Series A Preferred Stock, which shall be pari passu with respect to rights on liquidation, shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders under applicable law, before any payment or distribution of assets shall be made on the Common Stock or on any other class or series of stock of the Corporation ranking junior to the Series B Preferred Stock upon liquidation, the amount of $25.00 per share (taking into account any stock split or reverse stock split or any other adjustments to the number of shares of Common Stock into which the Series B Preferred Stock and the Series A Preferred Stock is convertible) (the "Liquidation Preference"), plus a sum equal to all dividends accrued (including any compound dividends) on such shares and unpaid to the date fixed for such liquidation, dissolution or winding up.

                  (b) After the payment in cash to the Holders of the shares of the Series B Preferred Stock and the Series A Preferred Stock of the full preferential amounts for the shares of the Series B Preferred Stock and the Series A Preferred Stock, as set forth in paragraph (a) of this Section 5, the Holders of the Series B Preferred Stock and the Series A Preferred Stock shall have no further right or claim to any of the remaining assets of the Corporation.

                  (c) In the event the assets of the Corporation available for distribution to the Holders of shares of the Series B Preferred Stock and the Series A Preferred Stock upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph (a) of this Section 5, no distribution shall be made on account of any shares of any other series of preferred stock or any other class of stock of the Corporation ranking on a parity with the shares of the Series B Preferred Stock and the Series A Preferred Stock upon such liquidation, dissolution or winding up unless proportionate amounts shall be paid on account of the shares of the Series B Preferred Stock and the Series A Preferred Stock, ratably, in proportion to the full amounts to which holders of all such shares which are on a parity with the shares of the Series B Preferred Stock and the Series A Preferred Stock are respectively entitled upon such dissolution, liquidation or winding up.

                  (d) A merger or consolidation of the Corporation into or with any other corporation or association (in the event that the Corporation is not the surviving entity or the holders of shares of Common Stock prior to the transaction do not hold a majority of the outstanding equity interests of the surviving entity immediately after the transaction) or the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation shall be deemed to be a liquidation or winding up of the Corporation for the purposes of this Section 5. In such event, the holders of the Series B Preferred Stock and the Series A Preferred Stock shall be entitled to receive, before any payment or distribution of assets shall be made on the Common Stock or on any other class or series ranking junior to the Series B Preferred Stock and the Series A Preferred Stock, an amount equal to the greater of (i) the amount payable pursuant to Section 5(a) or (ii) the amount such holders would have received if they had converted their shares of Series B Preferred Stock and Series A Preferred Stock into Common Stock immediately prior to such liquidation or winding up (without giving effect to the liquidation preference of or any distributions on any other equity interests ranking prior to the Common Stock).

         6.       OPTIONAL REDEMPTION.

                  Commencing on the earlier to occur of (x) the tenth anniversary of the Reference Date and (y) the date on which fewer than 25% of the aggregate of the shares of Series B Preferred Stock and the Series A Preferred Stock issued on the date of issuance remain outstanding, and at all times thereafter, the Corporation may, at its option, redeem all (but not less than all) outstanding shares of Series B Preferred Stock and the Series A Preferred Stock on a date specified by the Corporation (the "Optional Redemption Date") by paying the greater of Fair Value or the Liquidation Preference plus a sum equal to all dividends accrued on such shares and unpaid to the Optional Redemption Date (the "Redemption Price") in cash out of funds legally available for such purpose.

                  (a)      Notice and Redemption Procedures.

                           Notice  of  the  redemption   of  shares  of Series B
Preferred Stock pursuant to this Section 6 (a "Notice of Redemption") shall be sent to the Holders of record of the shares of Series B Preferred Stock to be redeemed by first class mail, postage prepaid, at each such Holder's address as it appears on the stock record books of the Corporation not more than 120 nor fewer than 90 days prior to the Optional Redemption Date, which date shall be set forth in such notice (the "Redemption Date"); provided that failure to give such Notice of Redemption to any Holder, or any defect in such Notice of Redemption to any Holder shall not affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock held by any other Holder. In order to facilitate the redemption of shares of Series B Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Series B Preferred Stock to be redeemed not more than 30 days prior to the date the Notice of Redemption is mailed. On or after the Optional Redemption Date, each Holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price for such shares. From and after the Optional Redemption Date, all dividends on shares of Series B Preferred Stock shall cease to accumulate and all rights of the Holders thereof as Holders of Series B Preferred Stock shall cease and terminate, except to the extent the Corporation shall default in payment thereof on the Optional Redemption Date.

                  (b)      Deposit of Funds.

                           The  Corporation  shall,  on or prior to the Optional
Redemption Date, deposit with its transfer agent or other redemption agent in the State of Texas having a capital and surplus of at least $500,000,000 selected by the Board of Directors, as a trust fund for the benefit of the holders of the shares of Series B Preferred Stock to be redeemed, cash that is sufficient in amount to redeem the shares to be redeemed in accordance with the Notice of Redemption, with irrevocable instructions and authority to such transfer agent or other redemption agent to pay to the respective holders of such shares, as evidenced by a list of such holders certified by an officer of the Corporation, the Redemption Price upon surrender of their respective share certificates. Such deposit shall be deemed to constitute full payment of the Redemption Price for such shares to the holders, and from and after the date of such deposit, all rights of the holders of the shares of Series B Preferred Stock that are to be redeemed as stockholders of the Corporation with respect to such shares, except the right to receive the Redemption Price upon the surrender of their respective certificates, shall cease and terminate. In case holders of any shares of Series B Preferred Stock called for redemption shall not, within two years after such deposit, claim the cash deposited for redemption thereof, such transfer agent or other redemption agent shall, upon demand, pay over to the Corporation the balance so deposited. Thereupon, such transfer agent or other redemption agent shall be relieved of all responsibility to the holders thereof and the sole right of such holders, with respect to shares to be redeemed, shall be to receive the Redemption Price as general creditors of the Corporation. Any interest accrued on any funds so deposited shall belong to the Corporation, and shall be paid to it from time to time on demand.

         7.       NOTICE.

                  Any notice required to be given to the holders of Series B Preferred Stock or any securities issued upon conversion thereof shall be in writing and shall be deemed to have been given upon the earlier of personal delivery or three days after deposit in the United States mails by registered or certified mail, return receipt requested, with postage fully prepaid, and addressed to each holder of record at his or its address as it appears on the stock transfer records of the Corporation. Any notice to the Corporation shall be in writing and shall be deemed to have been given upon the earlier of personal delivery or three days after deposit in the United States mails by registered or certified mail, return receipt requested, with postage fully prepaid, to the Corporation at 10300 Metric Boulevard, Austin, Texas 78758 or such other address as to which the Corporation shall have given notice to each Holder in accordance with the provisions of this Section 7.

         8.       LEGEND.

                  All certificates representing the Series B Preferred Stock, all shares of Series A Preferred Stock or Common Stock issued upon conversion of shares of Series B Preferred Stock, and any and all securities issued in replacement thereof or in exchange therefor shall bear such legends as shall be required by law or contract.

         9.       RANK.

                  The Series B Preferred Stock shall rank pari passu with the Series A Preferred Stock and shall rank senior to all of the Corporation's Common Stock, par value $0.001 per share (the "Common Stock"), and all other classes and series of preferred or other capital stock of the Corporation hereafter issued by the Corporation as to dividends and as to distributions of assets upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

         10.      PROTECTIVE PROVISIONS.

                  (a) So long as shares of Series B Preferred Stock are outstanding, the Corporation may not waive or amend any term of this Certificate of Designations, including but not limited to Section 4(e)(vi), without first obtaining the approval (by vote or written consent) of a majority of the holders of the then-outstanding Series A Preferred Stock and the then-outstanding Series B Preferred Stock, voting as a single class.

                  (b) So long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the consent of the holders of two-thirds of the shares of then-outstanding Series A Preferred Stock and then-outstanding Series B Preferred Stock:

                           (i)      issue  any  class  or series of preferred or
other capital stock senior to or on parity with the Series B Preferred Stock as to payment of dividends or senior to or on a parity with the Series B Preferred Stock as to payments on liquidation, dissolution or winding up of the Corporation;

                           (ii) amend its Articles of Incorporation or bylaws in
any manner which would impair
or reduce the rights of a Holder of the Series B Preferred Stock; or

                           (iii) permit a liquidation, dissolution or winding up
of the Corporation to occur.

                  (c) Notwithstanding any other provision hereof to the contrary, so long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the consent of the Series B Preferred Stock holder so affected, amend its Articles of Incorporation or bylaws to impair or reduce the economic rights of the holders of Series B Preferred Stock, including reducing the Conversion Price or dividend rate.

                  (d) Notwithstanding any other provision hereof to the contrary, so long as shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the consent of the holder of the Series B Preferred Stock so affected, amend its Articles of Incorporation or bylaws or take any action to treat one holder of Series B Preferred Stock differently from another holder of Series B Preferred Stock.

                              NOTICE OF CONVERSION
                    (To be Executed by the Registered Holder
              in order to Convert the Series B Preferred Stock into
                            Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert ___________ shares of Series B Preferred Stock ("Series B Preferred Stock"), represented by stock certificate No(s). ____________ (the "Series B Stock Certificates") into shares of Series A Preferred Stock ("Series A Preferred Stock") of USOL Holdings, Inc. (f/k/a FirstLink Communications, Inc.) (the "Corporation") according to the conditions of the Certificate of Designations of Series B Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any.

The  undersigned  represents  and  warrants  that all  offers  and  sales by the undersigned of the shares of Series A Preferred Stock issuable to the undersigned upon conversion of the shares of Series B Preferred Stock represented by the Series B Stock Certificates shall be made pursuant to an exemption from registration under the Securities A of 1933.

Conversion Calculations:
                                                     ---------------------------
                                                     Date of Conversion

                                                     ---------------------------
                                                     Applicable Conversion Price

                                                     ---------------------------
                                                     Signature

                                                     ---------------------------
                                                     Name

                                                     Address:

                                                     ---------------------------

                                                     ---------------------------



No shares of Series A Preferred Stock will be issued until the original Series B Stock Certificate(s) to be converted and the Notice of Conversion are received by the Corporation or the Corporation's transfer agent (the "Transfer Agent") as required by the Certificate of Designations of the Series B Preferred Stock. The Series B Preferred Stock to be converted shall be deemed to cease to be outstanding as of the Conversion Date (irrespective as to when the underlying Series A Preferred Stock is delivered).

                              NOTICE OF CONVERSION
                    (To be Executed by the Registered Holder
              in order to Convert the Series B Preferred Stock into
                                  Common Stock)

The undersigned hereby irrevocably elects to convert ___________ shares of Series B Preferred Stock ("Series B Preferred Stock"), represented by stock certificate No(s). ____________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of USOL Holdings, Inc. (f/k/a FirstLink Communications, Inc.) (the "Corporation") according to the conditions of the Certificate of Designations of Series B Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the shares of Series B Preferred Stock represented by the Preferred Stock Certificates shall be made pursuant to and subject to an effective registration statement covering the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

Conversion Calculations:
                                                     ---------------------------
                                                     Date of Conversion

                                                     ---------------------------
                                                     Applicable Conversion Price

                                                     ---------------------------
                                                     Signature

                                                     ---------------------------
                                                     Name

                                                     Address:

                                                     ---------------------------

                                                     ---------------------------



No shares of Common Stock will be issued until the original Preferred Stock Certificate(s) to be converted and the Notice of Conversion are received by the Corporation or the Corporation's transfer agent (the "Transfer Agent") as required by the Certificate of Designations of the Series B Preferred Stock. The Series B Preferred Stock to be converted shall be deemed to cease to be outstanding as of the Conversion Date (irrespective as to when the underlying Common Stock is delivered).